Exhibit 11

COMPUTATION OF PER SHARE EARNINGS

The Computation of Per Share Earnings is incorporated herein by reference to Note 11 to the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2013 included with this Annual Report on Form 10-K.